                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only

[X]  Definitive Proxy Statement               (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ESB Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________


     (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________


     (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________


     (5) Total fee paid: _______________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:________________________________________________

     (2) Form, schedule or registration statement no.:__________________________

     (3) Filing party:__________________________________________________________

     (4) Date filed:____________________________________________________________

                     [ESB Financial Corporation Letterhead]



                                                                  March 16, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ESB Financial Corporation. The meeting will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Wednesday, April 18, 2001, at 4:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

     The Board of Directors of ESB Financial Corporation has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in ESB Financial Corporation is appreciated.

                                    Sincerely,


                                    /s/ Charlotte A. Zuschlag
                                    ---------------------------------
                                    Charlotte A. Zuschlag
                                    President and Chief Executive Officer

                           ESB FINANCIAL CORPORATION
                              600 Lawrence Avenue
                       Ellwood City, Pennsylvania  16117
                                (724) 758-5584
                         ----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 18, 2001
                         ----------------------------


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of ESB Financial Corporation (the "Company") will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Wednesday, April 18, 2001, at 4:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect three directors for a three-year term and one director for a two-year term and, in each case, until their successors are elected and qualified;

     (2)  To adopt the ESB Financial Corporation 2001 Stock Option Plan;

     (3) To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2001; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

     The Board of Directors has fixed March 5, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Frank D. Martz
                              ------------------------------------------
                              Frank D. Martz
                              Group Senior Vice President of Operations and
                                Secretary

March 16, 2001
Ellwood City, Pennsylvania

--------------------------------------------------------------------------------

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                           ESB FINANCIAL CORPORATION

                         ____________________________

                                PROXY STATEMENT
                         ____________________________


                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 18, 2001


General

     This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share ("Common Stock"), of ESB Financial Corporation (the "Company"), the savings and loan holding company of ESB Bank, F.S.B. (including all predecessors thereto, "ESB Bank" or the "Bank"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Wednesday, April 18, 2001, at 4:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 16, 2001.

Voting Rights

     Only stockholders of record at the close of business on March 5, 2001 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 5,953,729 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding.

     Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The persons receiving the greatest number of votes of the Common Stock in each class, up to the number of directors to be elected in such class, shall be elected as directors of the Company. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposals to adopt the Company's 2001 Stock Option Plan (the " Option Plan") and to ratify the appointment of the Company's independent auditors.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposals to adopt the Option Plan and to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

Proxies

     Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein; (ii) FOR approval of the Option Plan; (iii) FOR ratification of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2001; and (iv) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Frank D. Martz, Group Senior Vice President of Operations and Secretary, ESB Financial Corporation,

600 Lawrence Avenue, Ellwood City, Pennsylvania 16117); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Beneficial Ownership

     The following table sets forth information as to the Common Stock beneficially owned, as of March 5, 2001, by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) certain named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                              Amount and Nature of Beneficial          Percent
Name and Address of Beneficial Owner          Ownership as of March 5, 2001(1)     of Common Stock
------------------------------------          --------------------------------     ----------------

ESB Financial Corporation                                    775,476(2)                   13.0%
Employee Stock Ownership Plan Trust
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117

Directors and nominees:
  George William Blank, Jr.                                   53,382(3)                     *
  Charles Delman                                              38,592(4)                     *
  Lloyd L. Kildoo                                            152,087(5)                    2.6
  Mario J. Manna                                              37,318(6)                     *
  William B. Salsgiver                                       190,067(7)                    3.2
  Herbert S. Skuba                                            83,773(8)                    1.4
  Edmund C. Smith                                             39,907(9)                     *
  Edwin A. Thaner                                             43,805(10)                    *
  Charlotte A. Zuschlag                                      217,678(11)                   3.6

Named Executive Officers:
  Thomas F. Angotti                                           43,976(12)                    *
  Charles P. Evanoski                                         57,854(13)                    *
  Robert C. Hilliard                                          57,321(14)                    *
  Frank D. Martz                                              79,088(15)                   1.3
  Todd F. Palkovich                                           37,706(16)                    *

Directors and executive officers
  of the Company as a group (14 persons)                   1,132,554(17)                  18.0

_____________________

*   Amounts to less than 1.0% of the issued and outstanding Common Stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares

                                         (Footnotes continued on following page)
     of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or
     (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(2) The ESB Financial Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the ESB Financial Corporation Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and William B. Salsgiver, George William Blank, Jr., Herbert S. Skuba and Edmund C. Smith who act as trustees of the ESOP ("Trustees"). As of the Voting Record Date, 306,387 shares held in the Trust were unallocated, and 469,089 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will generally be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees.

(3) Includes 5,753 shares owned jointly with Mr. Blank's wife, with whom voting and dispositive power is shared, 8,100 shares held in Mr. Blank's IRA, 4,000 shares held in Mr. Blank's Keogh Account and 20,517 shares which may be acquired by Mr. Blank upon the exercise of stock options.

(4) Includes 15,860 shares owned by Mr. Delman's wife, 944 shares held in Mr. Delman's IRA and 21,788 shares which may be acquired by Mr. Delman upon the exercise of stock options.

(5) Includes 28,848 shares held by Mr. Kildoo's wife, 72,587 shares owned jointly with Mr. Kildoo's wife, with whom voting and dispositive power is shared and 14,661 shares which may be acquired by Mr. Kildoo upon the exercise of stock options.

(6) Includes 9,390 shares held by Mr. Manna's wife, 4,156 shares held in Mr. Manna's IRA, 2,835 shares held in Mr. Manna's wife's IRA and 8,382 shares which may be acquired by Mr. Manna upon the exercise of stock options.

(7) Includes 126,920 shares owned jointly with Mr. Salsgiver's wife, with whom voting and dispositive power is shared, 23,459 shares which may be acquired by Mr. Salsgiver upon the exercise of stock options and 8,190 shares held in trust for which he is trustee.

(8) Includes 22,094 shares held by Mr. Skuba's wife, 28,410 shares owned jointly with Mr. Skuba's wife, with whom voting and dispositive power is shared, 639 shares held in Mr. Skuba's IRA and 19,320 shares which may be acquired by Mr. Skuba upon the exercise of stock options. Does not include 38,462 shares owned by the Ellwood City Hospital, of which Mr. Skuba serves as President and Chief Executive Officer and as to which beneficial ownership is disclaimed.

(9) Includes 19,320 shares which may be acquired by Mr. Smith upon the exercise of stock options.

(10) Includes 722 shares held by Mr. Thaner's wife, 12,356 shares owned jointly with Mr. Thaner's wife, with whom voting and dispositive power is shared, 568 shares held in Mr. Thaner's IRA, 261 shares held in Mr. Thaner's wife's IRA, 149 shares held in Mr. Thaner's wife's profit sharing plan, and 29,749 shares which may be acquired by Mr. Thaner upon the exercise of stock options.

                                         (Footnotes continued on following page)

(11) Includes 1,172 shares held in trust for Ms. Zuschlag's five nieces and nephews, for which she is custodian, 231 shares held in trust for Ms. Zuschlag's two godsons, for which she is custodian, 4,237 shares held in Ms. Zuschlag's IRA, 75,535 shares which may be acquired by Ms. Zuschlag upon the exercise of stock options, 18,964 shares held by the ESOP for the account of Ms. Zuschlag and 682 shares held by the Company's Retirement Savings and Profit Sharing Plan ("Profit Sharing Plan") account for Ms. Zuschlag. Does not include 8,863 shares held by a trust established by the Company to fund certain benefits to be paid to Ms. Zuschlag pursuant to an Excess Benefit Plan. Ms. Zuschlag does not possess voting or investment power with respect to such shares. See "Executive Compensation - Excess Benefit Plan."

(12) Includes 938 shares owned jointly with Mr. Angotti's wife, with whom voting and dispositive power is shared, 2,754 shares held by Mr. Angotti's wife, 28,600 shares which may be acquired by Mr. Angotti upon the exercise of stock options, 3,341 shares held by the ESOP for the account of Mr. Angotti and 3,915 shares held by the Profit Sharing Plan account for Mr. Angotti.

(13) Includes 15,614 shares owned jointly with Mr. Evanoski's wife, with whom voting and dispositive power is shared, 24,481 shares which may be acquired by Mr. Evanoski upon the exercise of stock options, 10,199 shares held by the ESOP for the account of Mr. Evanoski and 513 shares held by the Profit Sharing Plan account for Mr. Evanoski.

(14) Includes 8,443 shares held by Mr. Hilliard's wife, 1,564 shares held in trust for Mr. Hilliard's son for which Mr. Hilliard's wife is custodian, 16,555 shares which may be acquired by Mr. Hilliard upon the exercise of stock options, 21,836 shares held by the ESOP for the account of Mr. Hilliard and 472 shares held by the Profit Sharing Plan account for Mr. Hilliard.

(15) Includes 37,396 shares owned jointly with Mr. Martz's wife, with whom voting and dispositive power is shared, 22,410 shares which may be acquired by Mr. Martz upon the exercise of stock options, 4,808 shares which may be acquired by Mr. Martz's wife upon the exercise of stock options, 10,273 shares held by the ESOP for the account of Mr. Martz, 3,540 shares held by the ESOP for the account of Mr. Martz's wife, 513 shares held by the Profit Sharing Plan account for Mr. Martz and 148 shares held by the Profit Sharing Plan account for Mr. Martz's wife.

(16) Includes 2,855 shares held in Mr. Palkovich's IRA, 22,411 shares which may be acquired by Mr. Palkovich upon the exercise of stock options, 9,857 shares held by the ESOP for the account of Mr. Palkovich and 513 shares held by the Profit Sharing Plan account for Mr. Palkovich.

(17) Includes 351,996 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of stock options. Also includes 78,010 shares and 6,756 shares which are held by the ESOP and the Profit Sharing Plan, respectively, which have been allocated to the accounts of participating officers and, consequently, will be voted at the Annual Meeting by direction of such participating officers. Does not include 8,863 shares held by a trust established by the Company to fund certain benefits to be paid to the President and Chief Executive Officer of the Company. See "Executive Compensation - Excess Benefit Plan."


                             ELECTION OF DIRECTORS

     The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's Bylaws is nine.

     At the Annual Meeting, stockholders of the Company will be asked to elect three directors for a three-year term and one director for a two-year term and, in each case, until their successors are elected and qualified. The four nominees for election as directors were selected by the Nominating Committee of the Board of Directors. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

     Article 7.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles of Incorporation. To be timely, with respect to an election to be held at an annual meeting of stockholders, a stockholders' notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination must set forth certain information specified in the Articles of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Articles of Incorporation.

Information with Respect to Nominees for Director and Continuing Directors

     The following tables present information concerning each nominee for director and each director whose term continues and reflects his/her tenure as a director of the Company and his/her principal occupation during the past five years.

         Nominees for Director for a Three-Year Term Expiring in 2004

                                               Position with the Company and                Director
           Name              Age     Principal Occupation During the Past Five Years       Since(1)
 ------------------------   ----  ----------------------------------------------------    ---------

George William Blank, Jr.     77  Director; President of George W. Blank Supply Co.,          1974
                                  Inc., Ellwood City, Pennsylvania, a concrete products
                                  manufacturer and building supply distributor.

Lloyd L. Kildoo               61  Director; Owner and Funeral Director of Glenn-Kildoo        1986
                                  Funeral Homes of Zelienople and Cranberry Township,
                                  Pennsylvania.

Mario J. Manna                65  Retired tax collector, Borough of Coraopolis,                 --
                                  Pennsylvania

           Nominee for Director for a Two-Year Term Expiring in 2003

                                             Position with the Company and                 Director
           Name         Age     Principal Occupation During the Past Five Years            Since(1)
 ------------------     ---  ----------------------------------------------------         ---------
Edwin A. Thaner          52     Director; Proprietor and principal engineer with E.A.         1997
                                Thaner & Associates, Wexford, Pennsylvania, a civil
                                engineering firm.

The Board of Directors Recommends a Vote For Election of the Above Nominees for Director.

Members of the Board of Directors Continuing in Office

                     Directors With Terms Expiring in 2002


                                            Position with the Company and                 Director
      Name               Age        Principal Occupation During the Past Five Years        Since(1)
-------------------      ---  -------------------------------------------------------    ---------
Herbert S. Skuba          62  Vice Chairman of the Board of the Company and ESB              1988
                              Bank; Director, President and Chief Executive Officer of
                              Ellwood City Hospital, Ellwood City, Pennsylvania.

Charlotte A. Zuschlag     49  Director; President and Chief Executive Officer of the         1988
                              Company since February 1991 and of ESB Bank since
                              June 1989.

William B. Salsgiver      67  Chairman of the Board of the Company and ESB Bank;             1987
                              a principal of the property development and residential
                              construction firm, Perry Homes, Zelienople,
                              Pennsylvania.

                     Directors With Terms Expiring in 2003

                                             Position with the Company and               Director
     Name                 Age        Principal Occupation During the Past Five Years     Since
-----------------        ----   ------------------------------------------------------   -------
Charles Delman            75    Director; retired; former Chairman, President and        1994
                                Chief Executive Officer of ESB Bancorp, Inc. from
                                June 1989 to March 1994 and President of Economy
                                Savings Bank, PaSA ("Economy") from 1971 to
                                December 1992. Chairman of Economy from January
                                1993 to March 1994.

Edmund C. Smith           80    Director; retired; former Works Manager, Armco Steel,    1994
                                Ambridge, Pennsylvania.

___________________
(1) Includes service with ESB Bank and all predecessors thereto.

Executive Officers Who Are Not Directors

     The following table sets forth certain information with respect to the executive officers of the Company who are not also directors of the Company. All executive officers of the Company are elected annually by the Board of Directors and shall serve at the discretion of the Board of Directors.

                                                                                     Has Been
                                         Position with the Company and               Employed
      Name             Age      Principal Occupation During the Past Five Years      Since(1)
-----------------      ---   --------------------------------------------------     ---------
Frank D. Martz          45   Group Senior Vice President of Operations of the           1979
                             Company since January 2000 and Secretary of the
                             Company since February 1991; Group Senior Vice
                             President of Operations of ESB Bank since January
                             2000 and Secretary of ESB Bank since November
                             1989; Senior Vice President of Operations of the
                             Company and ESB Bank from April 1993 through
                             December 1999.

Charles P. Evanoski     42   Group Senior Vice President of the Company and ESB         1983
                             Bank since January 2000 and Chief Financial Officer
                             of the Company and ESB Bank since April 1993;
                             Senior Vice President of the Company and ESB Bank
                             from April 1993 through December 1999.

Todd F. Palkovich       46   Group Senior Vice President of Lending of the              1991
                             Company and ESB Bank since January 2000; Senior
                             Vice President of Lending of the Company and ESB
                             Bank from April 1993 through December 1999.

Robert C. Hilliard      51   Group Senior Vice President of Internal Audit,             1978
                             Compliance and Loan Review of the Company and
                             ESB Bank since January 2000; Senior Vice President
                             of Internal Audit, Compliance and Loan Review of the
                             Company and ESB Bank from March 1995 through
                             December 1999. Mr. Hilliard is a certified public
                             accountant.

Thomas F. Angotti       53   Group Senior Vice President of Administration of the       1987
                             Company since February 2000; President and Chief
                             Executive Officer of SHS Bancorp, Inc. from
                             September 1997 through February 2000; President and
                             Chief Executive Officer of Spring Hill Savings Bank
                             from April 1997 through May 2000; President of
                             Spring Hill Savings Bank from September 1989
                             through April 1997.

_____________________

(1)  Includes service with ESB Bank and all predecessors thereto.

Directors' Compensation

     As of December 31, 2000, except as described below, all non-employee directors of the Company receive $794 per month (except for Mr. Skuba who receives $1,032 per month as Vice Chairman of the Company's Board of Directors) and are not compensated for attendance at committee meetings. Mr. Salsgiver receives $1,270 per month as Chairman of the Company's Board of Directors. Full-time employee directors of the Company do not receive any fees for Board or committee meetings. During 2000, total compensation paid to directors of the Company amounted to $71,975 in the aggregate.

The Board of Directors and Its Committees

     Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed.

     There were 16 meetings of the Board of Directors of the Company held during 2000. No director attended fewer than 75% of both the aggregate total number of meetings of the Board of Directors held during 2000 and the total number of meetings held by all committees of the Board on which the director served during such year.

     The Board of Directors of the Company has established various standing committees of the Board, including Executive, Compensation and Audit Committees. The entire Board of Directors of the Company acts as a Nominating Committee. The Company and its subsidiaries have other committees comprised of officers and directors of the Company and such subsidiaries which meet for specific purposes.

     The Executive Committee of the Company is authorized to exercise the powers of the Board of Directors between regular meetings of the Board. Currently, Messrs. Skuba (Chairman), Salsgiver, Delman and Ms. Zuschlag serve as members of this Committee. During 2000, the Executive Committee met three times.

     The Compensation Committee of the Company makes recommendations regarding officer salaries to the Board of Directors. Currently, Messrs. Salsgiver (Chairman), Kildoo and Smith serve as members of this Committee. During 2000, the Compensation Committee met once.

     The Audit Committee of the Company reviews the Company's records and affairs to determine its financial condition, reviews the Company's systems of internal control with management and the independent auditors, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Smith (Chairman), Delman and Kildoo serve as members of this Committee. The Audit Committee met five times during 2000. The members are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. In June 2000, the Board of Directors adopted an Audit Committee Charter in the form attached hereto as Appendix A.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                  Edmund C. Smith, Chairman
                                  Charles Delman
                                  Lloyd L. Kildoo

                            EXECUTIVE COMPENSATION

Summary

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer and the five other highest compensated executive officers of the Company.

                          Summary Compensation Table

====================================================================================================================================
                                               Annual Compensation                     Long Term Compensation
                                          ------------------------------------  -------------------------------------
                                                                    Other                 Awards             Payouts     All Other
      Name and                                                      Annual       ------------------------  ----------  Compensation
 Principal Position                 Year  Salary     Bonus       Compensation     Securities Underlying       LTIP
                                                                     (1)               Options(2)            Payouts
------------------------------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag               2000  $285,090  $140,200         $--                14,110                 $--       $28,129(3)
President and Chief                 1999   271,062    55,000          --                14,877                  --        28,718
Executive Officer                   1998   262,451    50,000          --                 9,680                  --        40,338
------------------------------------------------------------------------------------------------------------------------------------
Charles P. Evanoski                 2000  $109,339  $ 26,800         $--                 8,000                 $--       $19,034(3)
Group Senior Vice President         1999   103,092    15,000          --                 4,950                  --        19,029
and Chief Financial Officer         1998   106,546    14,000          --                 3,630                  --        28,302
------------------------------------------------------------------------------------------------------------------------------------
Frank D. Martz                      2000  $109,339  $ 26,800         $--                 8,000                 $--       $19,034(3)
Group Senior Vice President         1999   103,092    15,000          --                 4,950                  --        19,029
of Operations and Secretary         1998   106,546    14,000          --                 3,629                  --        28,302
------------------------------------------------------------------------------------------------------------------------------------
Todd F. Palkovich                   2000  $109,339  $ 26,800         $--                 8,000                 $--       $19,034(3)
Group Senior Vice President         1999   103,092    15,000          --                 4,950                  --        19,029
of Lending                          1998   106,546    14,000          --                 3,630                  --        28,302
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Hilliard                  2000  $100,308  $ 25,000         $--                 8,000                 $--       $17,470(3)
Group Senior Vice President         1999    94,609    14,000          --                 4,950                  --        17,471
of Internal Audit, Compliance       1998    97,781    13,000          --                 3,630                  --        26,130
and Loan Review
------------------------------------------------------------------------------------------------------------------------------------
Thomas F. Angotti(4)                2000  $ 88,769  $ 25,000         $--                 8,000                 $--       $16,918(3)
Group Senior Vice President
of Administration
====================================================================================================================================

_____________________

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues and the use and maintenance of an automobile owned by ESB Bank. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(2) Represents grants of stock options under the Company's stock option plans. The awards have been adjusted for subsequent stock splits and any stock dividends.

(3) During the year ended December 31, 2000, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich, Hilliard and Angotti pursuant to the Profit

     Sharing Plan of $5,950, $4,765, $4,765, $4,765, $4,386 and  $3,982,
     respectively, and estimated allocations under the ESOP of $22,179, $14,269, $14,269, $14,269, $13,084 and $12,936, respectively.

(4) Mr. Angotti became an executive officer of the Company effective on February 10, 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person, other than the Company's ESOP, who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2000, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

Stock Options

     The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's stock option plans to the named executive officers during the year ended December 31, 2000.

                                                                                                 Potential Realizable Value at
                                                                                                      Assumed Annual Rates
                                                                                                  of Stock Price Appreciation
                                       Individual Grants                                               for Option Term(4)
--------------------------------------------------------------------------------------------------------------------------------
                                              % of Total
                                                Options
                             Options          Granted to          Exercise        Expiration
      Name                   Granted(1)       Employees(2)        Price(3)           Date           5%            10%
--------------------------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag           5,353            5.81%            $10.375            6/13/10      $32,627       $ 81,499
                                8,757            9.50              10.375            6/20/10       53,374        133,325
--------------------------------------------------------------------------------------------------------------------------------
Charles P. Evanoski             8,000            8.68              10.375            6/20/10       48,760        121,800
--------------------------------------------------------------------------------------------------------------------------------
Frank D. Martz                  8,000            8.68              10.375            6/20/10       48,760        121,800
--------------------------------------------------------------------------------------------------------------------------------
Todd F. Palkovich               8,000            8.68              10.375            6/20/10       48,760        121,800
--------------------------------------------------------------------------------------------------------------------------------
Robert C. Hilliard              8,000            8.68              10.375            6/20/10       48,760        121,800
--------------------------------------------------------------------------------------------------------------------------------
Thomas F. Angotti               8,000            8.68              10.375            6/20/10       48,760        121,800
================================================================================================================================

---------------------------

(1) The options granted to Ms. Zuschlag vested and are exercisable on the date of grant. The options granted to all other executive officers vest and become exercisable over three years, one-third per year commencing one year from the date of grant.

(2) Percentage of options to purchase Common Stock granted to all employees during 2000.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

(4) Assumes compounded rates of return for the remaining life of the options and future stock prices of $16.47 and $25.60 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2000 and options held at December 31, 2000.

=========================================================================================================
                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND YEAR END OPTION VALUES
---------------------------------------------------------------------------------------------------------
                                                                                     Value of
                                                         Number of                 Unexercised
                                                        Unexercised                 Options at
                           Shares                 Options at Year End(1)           Year End(2)
                         Acquired on   Value    --------------------------  ----------------------------
         Name             Exercise    Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag      15,488      $94,167      75,535            0         $24,747        $0
--------------------------------------------------------------------------------------------------------
Charles P. Evanoski            --           --      24,481        8,000          13,217         0
--------------------------------------------------------------------------------------------------------
Frank D. Martz              1,882        6,749      22,410        8,000           4,637         0
--------------------------------------------------------------------------------------------------------
Todd F. Palkovich              --           --      22,411        8,000           4,637         0
--------------------------------------------------------------------------------------------------------
Robert C. Hilliard             --            -      16,555        8,000             418         0
--------------------------------------------------------------------------------------------------------
Thomas F. Angotti              --           --      28,600        8,000          69,641         0
========================================================================================================

________________

(1)  As adjusted for subsequent stock splits and stock dividends.

(2)  Based on a per share market price of $9.875 at December 31, 2000.


Employment and Change of Control Agreements

     ESB Bank has entered into an employment agreement with Ms. Zuschlag pursuant to which ESB Bank agreed to employ her as President and Chief Executive Officer for a term of three years with a current base salary of $298,200. Such salary may be increased in the discretion of the Board of Directors of ESB Bank but may not be decreased during the term of the agreement without the prior written consent of Ms. Zuschlag. On an annual basis, the Board of Directors of ESB Bank considers whether to renew the employment agreement for an additional year. The employment agreement is terminable with or without cause by ESB Bank. The employment agreement provides that in the event of a wrongful termination of employment (including a voluntary termination by Ms. Zuschlag as a result of ESB Bank's material breach of the agreement or for "good reason" following a change in control of the Company, including a change in her position, salary or duties without her consent), Ms. Zuschlag would be entitled to (1) an amount of cash severance which is equal to three times her average annual compensation over the last five years, and (2) continued participation in certain employee benefit plans of ESB Bank for the remaining term of the agreement or shorter period upon her full-time employment by another employer. The employment agreement with ESB Bank provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by Ms. Zuschlag, by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by ESB Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     The Company has also entered into an employment agreement with Ms. Zuschlag to serve on terms substantially similar to the agreement entered into with ESB Bank, except as provided below. Ms. Zuschlag's compensation, benefits and expenses are paid by the Company and ESB Bank in the same proportion as the time and services actually expended by her on behalf of each company. However, the agreement with the Company provides that severance payments payable to Ms. Zuschlag by the Company shall (1) include the amount by which the severance benefits payable by ESB Bank are reduced by Section 280G of the Code, and (2) not be subject to reduction in the event of a change in control as are the amounts payable by ESB Bank. As a result, the severance benefits payable by the Company may constitute "parachute payments" under Section 280G of the Code. In addition, the agreement with the Company provides that the Company shall reimburse Ms. Zuschlag for any resulting excise taxes payable by her, plus such additional amount as may be necessary to compensate her for the payment of state and federal income, excise and other employment-related taxes on the additional payments.

     The Company and ESB Bank entered into change of control agreements with Messrs. Evanoski, Martz, Palkovich, Hilliard and Angotti in order to assist them in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a Change in Control, as defined. The agreements provide for payments in the event that certain adverse actions are taken with respect to the executive's employment subsequent to a Change in Control in an amount equal to 1.5 times the respective executive's annual compensation, as defined.

Compensation Committee

     Executive compensation is determined by the Compensation Committee of the Board of Directors. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below, as defined.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of the individuals listed below this report, none of whom is a full-time employee director of the Company. The Committee makes recommendations regarding officer salaries to the Board of Directors.

     The Committee determines the level of salary increases, if any, to take effect on December 1 after reviewing various published surveys of compensation paid to executives performing similar duties for financial institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in ESB Bank's market. Also, it is the policy of the Committee to determine the salary components of executive compensation upon the basis of corporate performance, although the performance factors which the Committee considers are profitability, capital levels, and performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. The Committee also considers whether or not the overall value of the Company has improved from year to year.

     The Company's executive compensation program has been designed to:

     1. Align the interests of executives with the interests of the stockholders by providing performance based awards in cash and stock; and

     2. Allow the Company to compete for and retain executives critical to the Company's success by providing an opportunity for compensation that is comparable to the levels offered by other companies in our market.

     Stock options were granted to executive officers of the Company during fiscal 1999. Ms. Zuschlag received 14,877 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 4,950 options, 4,950 options, 4,950 options and 4,950 options, respectively (adjusted for a subsequent 10% stock dividend). Stock options were granted to executive officers of the Company during fiscal 2000. Ms. Zuschlag received 14,110 options and Messrs. Evanoski, Martz, Palkovich, Hilliard and Angotti received 8,000 options, 8,000 options, 8,000 options, 8,000 options and 8,000 options, respectively.

     Bonuses were paid to the executive officers of the Company during fiscal 1999. Ms. Zuschlag received $55,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $15,000, $15,000, $15,000 and $14,000, respectively. Bonuses were paid to the executive officers of the Company during fiscal 2000. Ms. Zuschlag received $140,200. Messrs. Evanoski, Martz, Palkovich, Hilliard and Angotti were paid $26,800, $26,800, $26,800, $25,000 and $25,000, respectively.

     Ms. Zuschlag's compensation increased from $271,062 for fiscal 1999 to $285,090 for fiscal 2000. Messrs. Evanoski, Martz and Palkovich's compensation increased from $103,092 for fiscal 1999 to $109,339 for fiscal 2000. Mr. Hilliard's compensation increased from $94,609 for fiscal 1999 to $100,308 for fiscal 2000. Mr. Angotti's compensation from the Company was $88,769 for fiscal 2000 (Mr. Angotti joined the Company on February 10, 2000). At the meeting of the Committee that determined executive officers salaries to be effective December 1, 2000, the Committee reviewed and considered various published compensation surveys, the executive officers increased scope of responsibilities relating to ESB Financial Corporation's continuing growth as well as the aforementioned factors, the Committee recommended to the Board of Directors and increase in salary to a level of $298,200 for Ms. Zuschlag, a level of $113,400 for Messrs. Evanoski, Martz and Palkovich and a level of $104,000 for Messrs. Hilliard and Angotti, effective December 1, 2000.


                                        The Compensation Committee

                                        William B. Salsgiver (Chairman)
                                        Lloyd L. Kildoo
                                        Edmund C. Smith

Performance Graph

     The following two graphs compare the yearly cumulative total return on the Common Stock over five-year and ten-year (reflecting consummation of ESB Bank's reorganization into the holding company form of organization on July 1, 1991) measurement periods with (i) the yearly cumulative total return on the stocks included in the S&P 500 Total Return Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities All Banks and Thrifts Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable year.

--------------------------------------------------------------------------------
                           ESB Financial Corporation
--------------------------------------------------------------------------------

                           Total Return Performance
                               [five-year graph]

                                                          Period Ending
                                  ---------------------------------------------------------------
Index                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------------------------------------------------------------------------------------------
ESB Financial Corporation           100.00     107.68     171.11     161.53     121.72     114.96
S&P 500                             100.00     122.86     163.86     210.64     254.97     261.03
SNL All Bank & Thrift Index         100.00     138.61     212.78     225.86     216.08     261.03

--------------------------------------------------------------------------------
                           ESB Financial Corporation
--------------------------------------------------------------------------------

                           Total Return Performance
                               [ten-year graph]

                                                                          Period Ending
                                  --------------------------------------------------------------------------------------------------
Index                             12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
------------------------------------------------------------------------------------------------------------------------------------
ESB Financial Corporation           100.00   168.01   304.10   304.68   265.65   333.95   359.59   571.41   539.43   406.49   383.89
S&P 500                             100.00   130.47   140.41   154.56   156.60   215.44   264.70   353.03   453.81   549.31   499.28
SNL All Bank & Thrift Index         100.00   162.37   222.96   247.42   241.95   376.67   522.10   801.47   850.75   813.89   983.21

Excess Benefit Plan

     The Company has adopted an Excess Benefit Plan ("EBP") for the purpose of permitting Ms. Zuschlag, and any other employees of the Company who may be designated pursuant to the EBP, to receive certain benefits that Ms. Zuschlag and any other employees of the Company otherwise would be eligible to receive under the Company's Retirement Plan and ESOP but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the EBP, during any plan year the Company shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Company on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Company on behalf of the participant. Finally, the EBP generally provides that during any plan year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 180 days after the end of each plan year. In connection with its adoption of the EBP, the Company adopted a trust which currently holds 8,863 shares of Common Stock to fund its obligation to Ms. Zuschlag under the EBP.

Indebtedness of Management

     In accordance with applicable federal laws and regulations, ESB Bank offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences as well as various consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties;
(ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined.

     As of December 31, 2000, three of the directors and executive officers of the Company had aggregate loan balances in excess of $60,000, which amounted to $534,000 in the aggregate. All such loans were made by ESB Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

                 PROPOSAL TO ADOPT THE 2001 STOCK OPTION PLAN

General

     The Board of Directors has adopted the 2001 Stock Option Plan which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Option Plan is also designed to attract and retain qualified directors for the Company. The Option Plan provides for the annual grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options and stock appreciation rights based upon performance goals (collectively "Awards"). Awards will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options under the plan.

Description of the Option Plan

     The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the Option Plan, a copy of which is attached hereto as Appendix B.

     Administration. The Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors.

     Stock Options. Under the Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option shall at least equal to the fair market value of a share of Common Stock on the date the option is granted, and the per share exercise price of a compensatory stock option shall at least equal the greater of par value or the fair market value of a share of Common Stock on the date the option is granted.

     All options granted to participants under the Option Plan shall become vested and exercisable at the rate, and subject to such limitations, as specified by the Board of Directors or the Committee at the time of grant. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full upon a change in control of the Company, as defined in the Option Plan.

     Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the employee's employment terminated (three years after termination of service in the case of non-employee directors), unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an employee terminates his employment with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death, provided no option will be exercisable more than ten years from the date it was granted.

     Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Payment for shares purchased upon the exercise of options may be made (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock

(including shares acquired pursuant to the exercise of an Option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

     Stock Appreciation Rights. Under the Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares, or a combination of cash and Common Stock. Stock appreciation rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options.

     Number of Shares Covered by the Option Plan. A total of 297,000 shares of Common Stock, which is equal to approximately 4.99% of the issued and outstanding Common Stock, has been reserved for future issuance pursuant to the Option Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

     Amendment and Termination of the Option Plan. The Board of Directors may at any time terminate or amend the Option Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable. The Board of Directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under the Option Plan except as specifically authorized by the plan.

     Unless sooner terminated, the Option Plan shall continue in effect for a period of ten years from January 16, 2001, the date that the Option Plan was adopted by the Board of Directors. Termination of the Option Plan shall not affect any previously granted Awards.

     Awards to be Granted. The Company has made no determination as of the date hereof as to the timing or recipients of grants of Awards under the Option Plan.

     Federal Income Tax Consequences. Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the Option Plan.

     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

     An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

     Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the Option Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock. In general, Common Stock issued upon exercise of an option or stock appreciation right granted under the Option Plan will be transferable and not subject to a risk of forfeiture at the time issued.

     Stock Appreciation Rights. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the optionee generally will be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company generally will be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Deduction Limit for Certain Executive Officers. Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executive"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Treasury regulations provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Accounting Treatment. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

     Stockholder Approval. No Awards will be granted under the Option Plan unless the Option Plan is approved by stockholders. Stockholder ratification of the Option Plan will satisfy listing requirements of the Nasdaq Stock Market and federal tax requirements.

     The Board of Directors recommends that stockholders vote FOR adoption of the 2001 Stock Option Plan.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

     The Board of Directors of the Company has appointed Ernst & Young LLP, as independent auditors for the Company for the year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Ernst & Young that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Ernst & Young will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Change In Auditors

     Prior to the year ended December 31, 2000, the Company's financial statements were audited by KPMG LLP. The engagement of KPMG was terminated by the Board of Directors and Ernst & Young was engaged in May 2000 and remains as the independent auditors of the Company. In connection with their audit for the years ended December 31, 1999 and 1998 and during subsequent interim periods preceding the replacement of KPMG, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. KPMG's report on the financial statements for 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 1999 and 1998 and the subsequent interim periods preceding KPMG's replacement, KPMG did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in
Item 304(a) of Regulation S-K of the Exchange Act. During 1999 and 1998 and the subsequent interim periods preceding the selection of Ernst & Young, the Company had not consulted Ernst & Young regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any other matters that would be required to be reported herein.

Audit Fees

     The aggregate amount of the fees billed by Ernst & Young for its audit of the Company's annual financial statements for 2000 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $100,500.

Financial Information Systems Design and Implementation

     Ernst & Young did not provide any services to the Company for financial information systems design and implementation during 2000.

All Other Fees

     The aggregate amount of the fees billed by Ernst & Young for all other services rendered by it to the Company during 2000 was $241,500. These services consisted primarily of tax compliance and tax consulting services, which accounted for fees of $210, 500, as well as audit related services such as the audit of the Company's benefit plans and the agreed upon procedures for reviewing student loans performed under the Federal Family Educational Loan Program, which accounted for fees of $31,000.

     The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by Ernst & Young in 2000 on the independence of Ernst & Young from the Company in evaluating whether to appoint Ernst & Young to perform the audit of the Company's financial statements for the year ending December 31, 2001.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP, as independent auditors for the year ending December 31, 2001.


                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Company, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $3,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company, must be received at the principal executive offices of the Company, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117,
Attention: Secretary, no later than Monday, November 16, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.F of the Company's Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than February 17, 2002 in connection with the next annual meeting of stockholders of the Company. A stockholder's notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation. No stockholder proposals have been received by the Company in connection with the Annual Meeting.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this proxy statement.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended December 31, 2000. Upon written request, the Company will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, Attention: Secretary. The Annual Report on Form 10-K is not a part of this Proxy Statement.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Frank D. Martz

                         Frank D. Martz
                         Group Senior Vice President of Operations and Secretary

March 16, 2001
Ellwood City, Pennsylvania

                                                                      Appendix A

                  ESB Financial Corporation and Subsidiaries
                            Audit Committee Charter


                                 Organization

The audit committee ("committee") of ESB Financial Corporation and its subsidiaries ("Company") shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they are free from any relationship that would interfere with the exercise of their independent judgement. A director of the Company with any of the following relationships will not be considered independent: (i) employment by the Company or any of its affiliates for the current year or any of the past three years; (ii) acceptance of any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) partnership in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) employment as an executive of another entity where any of the Company's executives serve on that entity's compensation committee. All committee members shall be financially literate, and at least one member shall have accounting or related financial management experience.

                              Statement of Policy

The committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community. These responsibilities relate to corporate accounting, reporting practices of the Company, the quality and integrity of the Company's financial statements, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal auditors and management of the Company. It is the expectation of the committee that management will fulfill its responsibility of bringing any significant matters to the attention of the committee. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose, if needed.

                               Responsibilities

The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                                   Processes

The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     . The committee shall review and reassess the adequacy of this Charter annually as conditions dictate. The committee shall submit the Charter to the board of directors for approval and have the charter included in the Company's annual proxy statement at least once every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

     . The committee shall include in the Company's annual proxy statement a report to shareholders as required by the SEC. The report should state whether the committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, including: (a) the methods used to account for significant transactions; (b) the effect of significant accounting policies in controversial or emerging areas for which there is lack of authoritative guidance or consensus; (c) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements; (iii) received written disclosures from the auditors regarding their independence as required by Independent Standards Board Standard No. 1, and has discussed the auditor's independence with the auditors; and (iv) based on the foregoing, recommended to the board of directors that the audited financial statements be included in the Company's annual report for the last fiscal year for filing with the SEC.

     . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

     . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

     . The committee shall review the interim financial statements with the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report, including their judgement about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgements and accounting estimates, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters that are required to be communicated to the committee by the independent auditors under generally accepted accounting standards.


June 15, 2000

                                                                      Appendix B


                           ESB FINANCIAL CORPORATION
                            2001 STOCK OPTION PLAN


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     ESB Financial Corporation (the "Corporation") hereby establishes this 2001 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                  ARTICLE II
                              PURPOSE OF THE PLAN

     The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.


                                  ARTICLE III
                                  DEFINITIONS

     3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

     3.02 "Bank" means ESB Bank, the wholly owned subsidiary of the Corporation.

     3.03 "Board" means the Board of Directors of the Corporation.

     3.04 "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     3.05 "Code" means the Internal Revenue Code of 1986, as amended.

     3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof each of whom shall be a non-employee director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     3.07 "Common Stock" means shares of the common stock, $.01 par value per share, of the Corporation.

     3.08 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.

     3.09 "Effective Date" means the day upon which the Board approves this Plan.

     3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

     3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

     3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

     3.14 "Non-Employee Director" means a member of the Board of the Corporation or Board of Directors of the Bank, including an advisory director or a director emeritus of the Board of the Corporation and/or the Bank, who is not an Officer or Employee of the Corporation or any Subsidiary Company.

     3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

     3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

     3.17 "Option" means a right granted under this Plan to purchase Common
Stock.

     3.18 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

     3.19 "Retirement" means a termination of employment which constitutes a "retirement" under the Corporation's qualified retirement plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's qualified retirement plan, if such individual were a participant in that plan.

     3.20 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.10.

     3.21 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

     4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

     4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a non-employee director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

     4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested or exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

     4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

     4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                   ARTICLE V
                                  ELIGIBILITY

     Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.


                                  ARTICLE VI
                       COMMON STOCK COVERED BY THE PLAN

     6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 297,000. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

     6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.


                                  ARTICLE VII
                               DETERMINATION OF
                        AWARDS, NUMBER OF SHARES, ETC.


     7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

     7.02 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual in any calendar year shall be 50,000.

                                 ARTICLE VIII
                     OPTIONS AND STOCK APPRECIATION RIGHTS

     Each Option granted hereunder shall be on the following terms and conditions:

     8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

     8.02 Option Exercise Price.

          (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

          (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the greater of (i) the par value or (ii) one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

     8.03 Vesting and Exercise of Options.

          (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

          (b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

     8.04 Duration of Options.

          (a) Employee Grants. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee ceases to be employed by Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.

          (b) Non-Employee Director Grants. Except as provided in Section 8.05(c), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Optionee ceases to serve as a Non-Employee Director.

          (c) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

     Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

     If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

     In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

     8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

     8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

     8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

     8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this
Section 8.09.

          (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

          (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

          (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

     8.10 Stock Appreciation Rights.

          (a) General Terms and Conditions. The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

     The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

          (b) Time Limitations. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

          (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common

Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

           (d) Time of Grant. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

           (e) Non-Transferable. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                  ARTICLE IX
                        ADJUSTMENTS FOR CAPITAL CHANGES

     The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and all Non-Employee Directors as a group, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


                                   ARTICLE X
                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                  ARTICLE XI
                         EMPLOYMENT AND SERVICE RIGHTS

     Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

                                  ARTICLE XII
                                  WITHHOLDING

     12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

     12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

                                 ARTICLE XIII
                       EFFECTIVE DATE OF THE PLAN; TERM

     13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XIV hereof.

     13.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                  ARTICLE XIV
                             STOCKHOLDER APPROVAL

     The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the National Association of Securities Dealers, Inc. for quotation of the Common Stock on the Nasdaq Stock Market's National Market.

                                  ARTICLE XV
                                 MISCELLANEOUS

     15.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

     15.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

ESB FINANCIAL CORPORATION                                        REVOCABLE PROXY

     This proxy is solicited on behalf of the Board of Directors of ESB Financial Corporation (the "Company") for use only at the Annual Meeting of Stockholders to be held on April 18, 2001 and at any adjournment thereof.

     The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Wednesday, April 18, 2001, at 4:00 p.m., Eastern Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated on the reverse side hereof.


1.   Election of Directors

     [_]       FOR all nominees listed            [_] WITHHOLD AUTHORITY to
               (except as marked to the               vote for all nominees
               contrary.)                             listed.


  Nominees for three-year term: George William Blank, Jr., Lloyd L. Kildoo and Mario Manna.


  Nominee for two-year term:     Edwin A. Thaner


     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2.   Proposal to adopt the ESB Financial Corporation 2001 Stock Option Plan.

            [_] FOR            [_] AGAINST             [_] ABSTAIN



3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

            [_] FOR            [_] AGAINST             [_] ABSTAIN



     In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

[Reverse of card]

     The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR the proposals to adopt the 2001 Stock Option Plan and ratify the independent auditors for 2001 You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

     Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR the proposal to adopt the 2001 Stock option Plan and FOR the proposal to ratify the independent auditors for 2001, and otherwise at the discretion of the proxies.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for April 18, 2001, a Proxy Statement for the Annual Meeting and the 2000 Annual Report to Stockholders.

     Please mark, sign, date and promptly return this proxy card using the enclosed envelope.

                         Date: ______________________, 2001


                         __________________________________
                                           Signature


                         __________________________________
                                           Signature

                         Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.